Exhibit 32
Written Statement of Chief Executive Officer and Chief Accounting Officer (Principal Accounting Officer) Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, the Chief Executive Officer and the Chief Accounting Officer (Principal Accounting Officer) of Grubb & Ellis Realty Advisors, Inc. (the “Company”), each hereby certifies that to his knowledge, on the date hereof:
(a)	the Form 10-Q of the Company for the period ended December 31, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark E. Rose Mark E. Rose
Chief Executive Officer February 13, 2007

/s/ Donald D. Olinger Donald D. Olinger
Interim Chief Financial Officer (Principal Financial and Accounting Officer) February 13, 2007